CALIM PRIVATE EQUITY, LLC
P.O. Box 2720
Aspen Colorado 81612

March 29, 2007

Chapeau, Inc.
1190 Suncast Lane, Suite 2
El Dorado Hills, California 95762

Re: Conversion Acknowledgement

Gentlemen:

This letter of acknowledgement is provided in connection with the delivery of various Notices of Conversion by the undersigned holders listed on Schedule A attached hereto (each of whom is referred to individually as, a “Holder” and collectively as, the “Holders”) to Chapeau, Inc., a Utah corporation, (the “Company”).

The Company hereby acknowledges receipt and acceptance from each of the Holders of a Notice of Conversion, each executed and delivered on March 8, 2007 (the “Effective Date”) (each, respectively, a “Notice” and collectively, the “Notices”), which Notices together with the receipt by the Company of each applicable original tendered bond or note (assigned to the Company) for cancellation by the Company or receipt by the Company of an Affidavit of Lost, Missing or Destroyed Certificate covering a bond together effect each Holder’s election to convert the original principal amount of the tendered bonds or notes, as applicable (exclusive of Interest, if any, as defined below), into shares of Company common stock, par value $0.001 per share (“Common Stock”) and an equal number of warrants to purchase Common Stock (the “Warrants” and together with the Common Stock hereinafter collectively referred to as, the “Shares”) pursuant to the terms and conditions of the applicable bonds and notes and associated bond purchase agreements or loan agreements (the “Debt Instruments”), all as detailed on Schedule A attached hereto. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this letter shall have the meanings assigned them in the applicable Debt Instrument.

The Company and each Holder hereby agree that as of the Effective Date any and all of the original principal amount outstanding on each bond or note tendered for conversion (as set forth on Schedule A attached hereto), shall be converted into Shares. The Warrants shall be issued in substantially the same form as the Warrant attached hereto as Exhibit A. In addition, each Holder shall be entitled to an amount of cash which represents the unconverted amount of accrued and unpaid interest under the tendered bonds or notes, as applicable, through the Effective Date as provided for in the relevant Debt Instrument, as detailed on Schedule B attached hereto (the “Interest”).

1

The Company hereby agrees to issue to and in the name of each Holder and cause such issuance to be recorded on the books and records of the Company, and each Holder hereby agrees to receive and accept from the Company, the number of Shares set forth adjacent to each Holder’s name on Schedule A attached hereto, in consideration for conversion and cancellation of the tendered bonds or notes, as applicable, representing the aggregate amount of principal on such bonds or notes as detailed on Schedule A attached hereto. The cash payable for any and all Interest with respect to a bond or note shall be payable from the Company’s net income and associated positive cash flow from the Company’s profitable operations and as soon as practicable in the sole discretion of the Company; but in no event later than March 31, 2009. Additional interest shall accrue on all unpaid Interest pursuant to the terms of the applicable Debt Instrument until full satisfaction of such obligation by the Company. No fractional shares of Common Stock shall be issued upon conversion of the bonds or notes tendered, as applicable. In lieu of the Company issuing any fractional shares of Common Stock to a Holder upon the conversion, the Company shall pay to such Holder(s) in cash an amount equal to the product obtained by multiplying the applicable conversion price set forth on Schedule A attached hereto, by the fractional interest of shares of Common Stock otherwise owing to such Holder(s) upon conversion.

In conjunction with the conversion, Company and each Holder agree to take all such actions as shall be necessary to release any security interest in the Company’s assets created upon execution, including, but not limited to, all requisite filings under the Uniform Commercial Code.

Upon conversion into Shares and the payment by the Company of Interest and any additional interest accruing thereon, the applicable Debt Instrument shall be of no further force and effect and the Company shall be forever released from any and all of its obligations and liabilities under said bonds and notes.

This Agreement may be executed in counterparts, each of which when executed and delivered will be deemed to be an original but all of which taken together will constitute one and the same Agreement.

[Remainder of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CHAPEAU, INC.

By:	/s/ Guy. A. Archbold
Name:	Guy A. Archbold
Title:	Chief Executive Officer

Address:	1190 Suncast Lane, Suite 2
El Dorado Hills, CA 95762

CALIM BRIDGE PARTNERS I, LLC

By:	Calim Private Equity, LLC
Its:	Manager
By:	/s/ Pat Imeson
Name:	Pat Imeson
Its:	Managing Director

Address:	320 W. Main St.
Aspen, CO 81661

CALIM BRIDGE PARTNERS II, LLC

By:	Calim Private Equity, LLC
Its:	Manager

By:	/s/ Pat Imeson
Name:	Pat Imeson
Its:	Managing Director

Address:	320 W. Main St.
Aspen, CO 81661

[Signature Page to Conversion Acknowledgement Letter, dated March 29, 2007]

CALIM VENTURE PARTNERS II, LLC

By:	Calim Private Equity, LLC
Its:	Manager

By:	/s/ Pat Imeson
Name:	Pat Imeson
Its:	Managing Director

Address:	320 W. Main St.
Aspen, CO 81661

MFPI PARTNERS, LLC

By:	/s/ Pat Imeson
Name:	Pat Imeson
Its:	Manager

Address:	320 W. Main St.
Aspen, CO 81661

[Signature Page to Conversion Acknowledgement Letter, dated March 29, 2007]

SCHEDULE A

Holder	Bond/Note	Aggregate Principal Amount	Conversion Price	Shares of Common Stock Issued	Shares of Common Stock Underlying Warrant Issued
Calim Bridge Partners I, LLC	12% Series A Convertible Bonds[1]	$2.0 Million	$0.30 per share	6,666,666	6,666,666[3]
Calim Bridge Partners II, LLC	12% Series B Convertible Bonds[1]	$2.5 Million	$0.30 per share	8,333,333	8,333,333[3]
Calim Venture Partners II, LLC	Promissory Note[2]	$517,000.00	$0.15 per share	3,446,666	3,446,666[4]
MFPI Partners, LLC	Promissory Note[2]	$304,000.00	$0.15 per share	2,026,666	2,026,666[4,5]

1. Issued pursuant to that certain Bond Purchase Agreement, dated as of April 16, 2004, as amended by First Amendment and Supplement to Bond Purchase Agreement, dated April 14, 2005.

2. Promissory Note, dated August 14, 2002, as amended by that certain Allonge to Promissory Note, dated December 2, 2002.

3. The exercise price of Common Stock underlying the Warrants is $0.50 per share.

4. The exercise price of Common Stock underlying the Warrants is $0.25 per share.

5. The warrants will be issued in increments of four warrant documents to purchase 500,000 shares, one warrant document to purchase 20,000 shares and one warrant document to purchase 6,666 shares. Notice of exercise for these warrants may either be submitted by Patrick Imeson as Manager of MFPI Partners, LLC or by Gordon Snyder as Administrative Agent of the Loan, Pledge and Security Agreement between MFPI Partners, LLC and the Irrevocable Trust U/W John H Evans.

[Schedule A to Conversion Acknowledgement Letter, dated March 29, 2007]

SCHEDULE B

Holder	Bond/Note	Accrued Interest as of March 8, 2007[3]
Calim Bridge Partners I, LLC	12% Series A Convertible Bonds[1]	$603,100
Calim Bridge Partners II, LLC	12% Series B Convertible Bonds[1]	$562,207
Calim Venture Partners II, LLC	Promissory Note[2]	$257,811
MFPI Partners, LLC	Promissory Note[2]	$151,595

1. Issued pursuant to that certain Bond Purchase Agreement, dated as of April 16, 2004, as amended by First Amendment and Supplement to Bond Purchase Agreement, dated April 14, 2005.

2. Promissory Note, dated August 14, 2002, as amended by that certain Allonge to Promissory Note, dated December 2, 2002.

3. The Company shall accrue and pay interest at a rate of 12% per annum on the amount of accrued interest as of March 8, 2007 as set forth in this Schedule B until such time as the amount of accrued interest as of March 8, 2007 and any interest thereon has been fully satisfied.

[Schedule A to Conversion Acknowledgement Letter, dated March 29, 2007]

EXHIBIT A

FORM OF WARRANT TO PURCHASE COMMON STOCK

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAW.

Warrant to Purchase Common Stock

of

Chapeau, Inc.

Void after March 9, 2009

[TWO YEAR WARRANT]

This Warrant is issued to____________________________________________, or its registered assigns (the “Holder”) by Chapeau, Inc., a Utah corporation (the “Company”), on March 8, 2007 (the “Warrant Issue Date”). This Warrant is issued pursuant to that certain [Bond Purchase Agreement dated as of April 16, 2004 (the “Purchase Agreement”), pursuant to a “Conversion,”] within the meaning of the Purchase Agreement, of the Series A Bonds issuable thereunder. Unless otherwise defined or the context otherwise requires, capitalized terms used herein shall have the meanings assigned them in the Purchase Agreement.

1. Shares. Subject to the terms and conditions of this Warrant, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company _______________ fully paid and nonassessable shares of Common Stock, as constituted on the Warrant Issue Date. The number of shares of Common Stock issuable pursuant to this Section 1 (the “Shares”) shall be subject to adjustment pursuant to Section 9 below.

2. Exercise Price. The purchase price for the Shares shall be equal to $1.00 per share, as adjusted from time to time pursuant to Section 9 below (the “Exercise Price”).

3. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the date 30 days after the Warrant Issue Date and ending at 5:00 p.m. on the second anniversary of the Warrant Issue Date; provided that in the event (each a “Disposition Event”) of (i) the closing of the Company’s sale or transfer of all or substantially all of its assets or (ii) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Common Stock (unless (A) the shareholders of the Company immediately prior to such transaction or series of related transactions are holders of a majority of the voting equity securities of the surviving or acquiring corporation immediately thereafter and (B) each of such shareholders immediately prior to such transaction or series of related transactions holds the same pro rata share of such majority of the voting equity securities of the surviving or acquiring corporation as each hold of the Company immediately prior to such transaction or series of related transactions), this Warrant shall, on the date of a Disposition Event, no longer be exercisable and become null and void. The Company shall notify the Holder at least 20 days prior to the consummation of any Disposition Event; provided that the Holder shall in any event have at least 40 days after the Warrant Issue Date to exercise this Warrant.

4. Method of Exercise. While this Warrant remains outstanding and exercisable, the Holder may exercise this Warrant, in whole or in part, at one time or from time to time, by:

(a) the surrender of this Warrant, together with a duly executed copy of the form of Notice of Election attached hereto, to the Secretary of the Company at its principal offices; and

(b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased. In the event of a partial exercise of this Warrant, the Company shall cause to be issued to the Holder a Warrant of like tenor to this Warrant for the number of Shares for which this Warrant has not yet been exercised.

5. Net Exercise. In lieu of exercising this Warrant pursuant to Section 4 above, the Holder may elect to receive, without the payment by the Holder of any additional consideration, Shares in an amount equal to the then value of this Warrant (or the portion thereof being surrendered) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of Shares computed using the following formula:

Y (A - B)

X =  A

Where:	X = The number of Shares to be issued to the Holder pursuant to this Section 5;

Y = The number of Shares in respect of which the net issue election is made;

A = The fair market value of one share of Common Stock at the time the net issue election is made; and

B = The Exercise Price.

For purposes of this Section 5, the fair market value of one share of Common Stock as of a particular date shall be (i) if traded on a national securities exchange or quoted through an established quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or through such system over the 30 day period ending three days prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30 day period ending three days prior to the net exercise; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

6. Representations and Warranties of Holder. The initial Holder referenced above, and each person who might hereafter become a Holder, hereby represents and warrants, either by its execution hereof or its receipt of this Warrant in a Permitted Transfer (as hereinafter defined) that:

(a) Acquisition for Own Account. This Warrant is being issued to the Holder in reliance upon its representation to the Company that this Warrant, the Common Stock to be received by it upon exercise of this Warrant and the Common Stock issuable upon conversion thereof (collectively, the “Securities”) are being and will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities, in whole or in part. The Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

(b) Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, the Holder also represents it has not been organized for the purpose of acquiring the Securities. The Holder is an “accredited investor” as such term is defined under Regulation D promulgated pursuant to the 1933 Act.

(c) Restricted Securities. The Holder understands that any of the Securities that it is purchasing or otherwise taking delivery of are or will be characterized as “restricted securities” under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. The Holder represents that it is familiar with Rule 144 promulgated under the 1933 Act, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

(d) Further Limitations on Disposition. The Holder agrees not to make any disposition of all or any portion of the Securities (each a “Permitted Transfer”) unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 6, to the extent this Section is then applicable, and:

(i) there is then in effect a registration statement under the 1933 Act covering the proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (B) if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the applicable Securities under the 1933 Act; and

(iii) notwithstanding (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder (A) that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, or (B) to any entity that is controlled by, controls or is under common control with the Holder, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if it were an original Holder hereunder.

(e) Legends. Certificates evidencing the Securities may bear one or all of the following legends:

(i) “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act;” and

(ii) Any legend required by the laws of the State and any other applicable state of the United States.

7. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within 15 days following compliance by the Holder with the requirements of Section 4 above. The Company shall not be required to issue any fractional shares, and if any fraction of a Share would be issuable on the exercise of this Warrant in full, the Company shall pay an amount in cash equal to the then current fair market value of a Share, determined in accordance with Section 5 above, times the applicable fraction.

8. Reservation of Shares. The Company covenants that it will at all times keep available such number of authorized shares of Common Stock, free from all preemptive rights with respect thereto, which will be sufficient to permit the exercise of this Warrant for the full number of Shares specified herein. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

9. Adjustment of Exercise Price and Number of Shares. The number of and kind of Securities purchasable or receivable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall subdivide the Common Stock, by split-up or otherwise, combine the Common Stock or issue additional shares of Common Stock as a dividend or other distribution with respect to any of its securities, the number of Shares issuable on the exercise of this Warrant shall be proportionately increased in the case of a subdivision, dividend or distribution and shall be proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 9(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of a dividend or other distribution, or in the event that no record date is fixed, upon the making of such dividend or distribution.

(b) Reclassification, Reorganization and Consolidation. In the event of any reclassification, capital reorganization or change in the Common Stock, other than as a result of an event provided for in (a) above, then, as a condition of such transaction, the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with the applicable transaction by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to the transaction. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that this provision shall thereafter be applicable with respect to any Securities deliverable upon exercise of this Warrant, and appropriate adjustments shall be made to the Exercise Price; provided that the aggregate purchase price shall remain the same.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of Shares receivable upon exercise of this Warrant, or in the Warrant Price, the Company shall promptly notify the Holder thereof and of the number of Shares or other Securities thereafter receivable upon exercise of this Warrant.

(d) No Impairment. The Company and the Holder will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company or the Holder, respectively, but will at all times in good faith assist in the carrying out of all the provisions of this Section 9 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Company and the Holder against impairment.

10. No Shareholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Shares, including without limitation the right to vote Shares, receive dividends or other distributions thereon, exercise preemptive rights or, other than as may be provided in the Loan Agreement, be notified of shareholder meetings, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 10 shall limit the right of the Holder to be provided the notices required under this Warrant and, in addition, the Company will afford to the Holder the right, upon advance notice, to meet periodically with the Company’s chief executive and chief financial officers during mutually agreeable business hours to discuss the Company’s business and affairs.

11. Transfers. Subject to compliance with the requirements of Section 6 above with respect to applicable federal and state securities laws, this Warrant and all rights (but only with all related obligations) hereunder are transferable in whole or in part by the Holder upon reasonable prior written notification to the Company. The transfer shall be recorded on the books of the Company upon (i) the surrender of this Warrant, properly endorsed, to the Company at its principal offices; (ii) the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer; and (iii) the transferee’s agreement in writing to be bound by and subject to the terms and conditions of this Warrant. In the event of a partial transfer, the Company shall issue to the Holders one or more appropriate new Warrants of like tenor to this Warrant.

12. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holders and their respective successors and assigns.

13. Registration Rights. The Shares issuable upon exercise of this Warrant shall be entitled to be included, pari passu, with any other shares of Common Stock and any securities issuable upon conversion of the Common Stock, pursuant to the Registration Rights Agreement, dated as of April 16, 2004, as well as under the terms of any other registration rights, if any, that the Company may have heretofore or may hereafter grant to any other persons whomsoever, and the Company agrees to do all such things in connection with any registration rights agreements or registration of the Common Stock under the 1933 Act to ensure that the rights of the Holder hereunder are recognized in connection therewith.

14. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

15. Notices. All notices required or otherwise made under this Warrant shall be given as provided in Section 12.2 of the Purchase Agreement.

16. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

17. Governing Law. This Warrant shall be governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, this Warrant to be executed by the Company and acknowledged by the Holder as of March 8, 2007 .

CHAPEAU, INC.

By: ____________________________
Authorized Officer

ACCEPTED AND ACKNOWLEDGED:

____________________________________
[Name of Holder]

By: _________________________________

Name: _______________________________

Title: ________________________________

NOTICE OF EXERCISE

To: Chapeau, Inc.

The undersigned hereby elects to:

□
Purchase _________ shares of the Common Stock of Chapeau, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and payment of the Exercise Price per share required under the Warrant accompanies this notice;

OR

□	Exercise the attached Warrant for □ all of the shares OR □ __________ of the shares purchasable under the Warrant pursuant to the net exercise provisions of Section 5 of the Warrant.

The undersigned hereby represents and warrants that it is acquiring the indicated shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

WARRANT HOLDER: ________________________________

By: _____________________________

Date: ____________________________

Name in which shares should be registered:

____________________________________